Therapeutic Solutions International Files Patent on Anticancer Nanotechnology Based Immunotherapy

Company Collaborates with Internationally Renowned Tumor Immunologists for Novel Immune Based Therapy

OCEANSIDE, CA--(Marketwired - Nov 23, 2015) -  Therapeutics Solutions International, Inc., (OTC Markets: TSOI) announced today a patent for developing a future generation of immune cell derived nanoparticles, termed exosomes, as a means of selectively stimulating the body’s own natural defense mechanisms to seek and destroy cancer cells by company collaborators.

The Company filed on November 20, 2015, Application No. 62/258007 titled “Exosome Mediated Innate and Adaptive Immune Stimulation for Treatment of Cancer,” a patent on means of manufacturing exosomes that possess high concentrations of proteins found on tumors, which are specifically optimized to stimulate the immune system of cancer patients as a new form of immunotherapy.

This patent was a collaboration between Dr. Michael Agadjanyan, Head of the Department of Immunology at the Institute for Molecular Medicine, and Dr. Santosh Kesari, Head of Neuro-Oncology at the John Wayne Cancer Center, both of whom are members of the Scientific Advisory Board of Therapeutic Solutions International.

“Exosomes are one of the means by which immune system cells communicate with each other.  In the current patent we disclose means of generating exosomes in the laboratory, which can be utilized as a nanoparticle-based cancer vaccine to stimulate immune response to tumors in patients suffering from cancer,” said Timothy Dixon, President and CEO of Therapeutic Solutions International.

“Immunotherapy of cancer offers the possibility of selectively treating cancer without the side effects of radiation and chemotherapy. The recent FDA approval of immune stimulatory drugs such as checkpoint inhibitors strongly supports the advancement of this natural means of using the body’s own immune system to treat the cancer.  Immunotherapy offers possibility to help patients in which chemotherapy and radiotherapy no longer work, without the side effects of these approaches.  We are enthusiastic to be able to contribute to the field of immunotherapy through the novel technology disclosed today,” concluded Mr. Dixon.

Therapeutic Solutions International is currently working on nutraceutical, probiotic, and cellular based therapies for modulating the immune system in cancer patients, as well as other conditions associated with immune dysfunction such as preterm labor and recurrent spontaneous miscarriages. A timeline of the evolution of the immunotherapy of cancer may be seen at the following link http://www.cancerresearch.org/our-strategy-impact/timeline-of-progress/timeline-detail

About Therapeutic Solutions International, Inc.

The Company's corporate website is www.therapeuticsolutionsint.com. Our new products can be viewed on www.projuvenol.com and products can be ordered at www.youcanordernow.com.

These Supplement products have not been evaluated by the United States Food and Drug Administration. These products are not intended to diagnose, treat, cure or prevent any diseases.

Safe Harbor Statement

This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous risk factors as set forth in our SEC filings. To the extent that statements in this press release are not strictly historical, including statements as to product launch timing, revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future collaboration agreements, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made.

CONTACT INFORMATION

Therapeutic Solutions International, Inc.

ir@tsoimail.com